Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:
Craig A. Lampo
Senior Vice President and
Chief Financial Officer
203-265-8625
www.amphenol.com

FIRST QUARTER 2020 RESULTS

REPORTED BY AMPHENOL CORPORATION

Wallingford, Connecticut.  April 22, 2020.  Amphenol Corporation (NYSE: APH) reported today GAAP diluted Earnings Per Share (“EPS”) for the first quarter 2020 of $0.79 compared to $0.87 for the comparable 2019 period.  GAAP diluted EPS for the first quarter 2020 included (i) a discrete tax benefit of approximately $20 million ($0.06 per share) related to the settlements of refund claims in certain non-U.S. jurisdictions and the resulting adjustments to deferred taxes and (ii) an excess tax benefit of approximately $5 million ($0.02 per share) related to stock options exercised during the quarter.  First quarter 2019 GAAP diluted EPS included acquisition-related expenses of approximately $17 million ($0.04 per share), partially offset by an excess tax benefit of approximately $7 million ($0.02 per share) related to stock options exercised during the quarter. Excluding the effect of these items, Adjusted Diluted EPS1 for the first quarter 2020 was $0.71 compared to $0.89 for the first quarter 2019.

Sales for the first quarter 2020 were $1.862 billion compared to $1.959 billion for the comparable 2019 period. Currency translation had the effect of decreasing sales by approximately $19 million in the first quarter 2020 compared to the 2019 period.

Amphenol President and Chief Executive Officer, R. Adam Norwitt, stated, “The first quarter 2020 was significantly impacted by the COVID-19 pandemic.  Since the shutdown of Wuhan, China on January 23, Amphenol’s entire global organization has been managing through the extreme challenges created by the outbreak.  Starting in late January, our team in China successfully navigated a nearly three-week shutdown of all of their manufacturing operations, and were able to return to full production levels by the beginning of March.  As COVID-19 has spread around the world, our team continues to execute well amidst very challenging market conditions and quickly evolving government measures to control the pandemic, all while prioritizing the safety and health of our more than 75,000 employees worldwide.”

“Amidst this unprecedented crisis, we are proud to have closed the first quarter 2020 with sales, operating margins and Adjusted Diluted EPS reaching $1.862 billion, 17.0% and $0.71, respectively.  In addition, our orders in the first quarter reached a higher than originally expected $2.151 billion, driven in particular by higher demand from customers supporting expanded capacity of communications networks as well as for medical equipment.  Compared to the first quarter 2019, sales decreased by 5%, reflecting the sudden and severe slowdown in certain markets resulting from the outbreak as well as our limited ability to produce in China during the month of February and production limitations imposed in other parts of the world during the month of March.  Given the difficult environment created by the COVID-19 pandemic, our first quarter results were impressive and illustrate the significant benefits of the Company’s agile and entrepreneurial management team as well as our balanced end market and geographic diversity.”

“It is extremely rewarding that even in this difficult environment, the Company’s experienced management team reacted quickly to ensure that profitability, cash flow and liquidity remained strong.  Operating cash flow in the quarter was $384 million, a clear confirmation of the quality of the Company’s earnings.  In addition, out of an abundance of caution, at the end of the first quarter, the Company proactively drew down $1.25 billion from our existing $2.5 billion revolving credit facility, approximately half of which was allocated to repay existing maturities under our commercial paper programs. As a result, the Company finished the quarter in a very strong liquidity position, with $2.4 billion of cash on hand. The Company continues to deploy its financial strength in a variety of ways to increase shareholder value.  To that end, the Company purchased 2.7 million shares of its common stock in the quarter for approximately $257 million and paid dividends of approximately $74 million.”

“We are proud that the Company continues to execute well amidst the unprecedented challenges in the current environment. Such strong execution in difficult times has always been a hallmark of Amphenol’s performance.”

“As we look ahead, the overall demand and operating environment remains highly uncertain.  The full impact of the COVID-19 pandemic on our business will depend on many unpredictable future developments, including the length and severity of the crisis, potential additional government actions and the overall impact of the pandemic on the global economy, among many other factors.  As a result, until conditions become more predictable, we believe it is prudent to withdraw our full-year sales and EPS guidance, and we will not be providing a specific outlook for the coming quarter.  Given these dynamics, however, we expect sales and EPS in the second quarter of 2020 to be lower than the levels we achieved in the first quarter.”

“Despite the significant challenges in the current environment, we are encouraged by the platform of strength that has been created by the Company’s consistent superior  performance. We remain confident in the ability of our outstanding, entrepreneurial management team to dynamically adjust to the current market conditions, to continue to generate strong financial performance and to further capitalize on the many opportunities to expand our market position that exist in any economic cycle.  Most importantly, I am truly grateful to every one of our more than 75,000 employees around the world for their incredible efforts to protect the safety and health of our entire team and support our local communities, all while ensuring that our customers have a ready supply of our high-technology interconnect products, many of which are being used by our customers in the fight against the COVID-19 crisis.”

The Company will host a conference call to discuss its first quarter results at 1:00 PM (EDT) Wednesday, April 22, 2020.  The toll-free dial-in number to participate in this call is 888-455-0949; International dial-in number is +1-773-799-3973; Passcode: LAMPO.  There will be a replay available until 11:59 PM (EDT) on Friday, May 22, 2020.  The replay numbers are toll free 866-451-8988; International toll number is +1-203-369-1205; Passcode: 7183.

A live broadcast as well as a replay can be accessed through the Investor Relations section of the company’s website at https://investors.amphenol.com.

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable.  Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors.  Amphenol has a diversified presence as a leader in high-growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events and are subject to risks and uncertainties.  The forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words or phrases such as: “believe,” “continue,” “expect,” “look ahead,” “predict,” or “will,” and other words and phrases of similar meaning.  Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity or other financial matters, together with any statements related in any way to the COVID-19 pandemic including its impact on the Company.  Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:  future risks and existing uncertainties associated with the COVID-19 pandemic, which continues to have a significant adverse impact on our operations including, depending on the specific location, full or partial shutdowns of our facilities as mandated by government decree, government actions limiting our ability to adjust certain costs, significant travel restrictions, “work-from-home” orders, limited availability of our workforce, supplier constraints, supply-chain interruptions, logistics challenges and limitations, and reduced demand from certain customers; uncertainties associated with a protracted economic slowdown that could negatively affect the financial condition of our customers; uncertainties and volatility in the global capital markets; political, economic, military and other risks in countries outside of the United States; the impact of general economic conditions, geopolitical conditions and U.S. trade policies, legislation, trade disputes, treaties and tariffs, including those affecting China, on the Company’s business operations; risks associated with the improper conduct by any of our employees, customers, suppliers, distributors or any other business partners which could impair our business reputation and financial results and could result in our non-compliance with anti-corruption laws and regulations of the U.S. government and various foreign jurisdictions; changes in exchange rates of the various currencies in which the Company conducts business; the Company’s ability to obtain a consistent supply of materials, at stable pricing levels; the Company’s dependence on sales to the communications industry, which markets are dominated by large manufacturers and operators who regularly exert significant pressure on suppliers, including the Company; changes in defense expenditures in the military market, including the impact of reductions or changes in the defense budgets of U.S. and foreign governments; the Company’s ability to compete successfully on the basis of technology innovation, product quality and performance, price, customer service and delivery time; the Company’s ability to continue to conceive, design, manufacture and market new products and upon continuing market acceptance of its existing and future product lines; difficulties and unanticipated expenses in connection with purchasing and integrating newly acquired businesses, including the potential for the impairment of goodwill and other intangible assets; events beyond the Company’s control that could lead to an inability to meet its financial covenants which could result in a default under the Company’s revolving credit facility; the Company’s ability to access the capital markets on favorable terms, including as a result of significant deterioration of general economic or capital market conditions, or as a result of a downgrade in the Company’s credit rating; changes in interest rates; government contracting risks that the Company may be subject to, including laws and regulations governing performance of U.S. government contracts and related risks associated with conducting business with the U.S. government or its suppliers (both directly and indirectly); governmental export and import controls that certain of our products may be subject to, including export licensing, customs regulations, economic sanctions or other laws; cybersecurity threats or incidents that could arise on our information technology systems which could disrupt business operations and adversely impact our reputation and operating results and potentially lead to litigation and/or governmental investigations; changes in fiscal and tax policies, audits and examinations by taxing authorities, laws, regulations and guidance in the United States and foreign jurisdictions, including related interpretations of certain provisions of the Tax Cuts and Jobs Act of 2017; any difficulties in protecting the Company’s intellectual property rights; and litigation, customer claims, product recalls, governmental investigations, criminal liability or environmental matters.  In addition, the extent to which the COVID-19 pandemic will continue to impact our business and financial results going forward will be dependent on future developments such as the length and severity of the crisis, the potential resurgence of the crisis, future government actions in response to the crisis and the overall impact of the COVID-19 pandemic on the global economy and capital markets, among many other factors, all of which remain highly uncertain and unpredictable.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q and the Company’s other reports filed with the Securities and Exchange Commission.  These or other uncertainties may cause the Company’s actual future results to be materially different from those expressed in any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements except as required by law.

Non-GAAP Financial Measures

The financial statements included within this press release are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  This press release also contains certain non-GAAP financial information, including Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income attributable to Amphenol Corporation, Adjusted Effective Tax Rate and Adjusted Diluted EPS (collectively, “non-GAAP financial measures”), which are intended to supplement the reported GAAP results.  Management utilizes these non-GAAP financial measures as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures.  Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results.  Non-GAAP financial measures discussed within this press release exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented.  Items excluded in the presentation of the non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs and certain discrete tax items including but not limited to the excess tax benefits related to stock-based compensation as well as the impact of significant changes in tax law.   Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included at the end of this press release.   However, such non-GAAP financial measures should not be considered in isolation, as a substitute for or superior to the related GAAP financial measures.  In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items.  The non-GAAP financial measures are defined within the “Supplemental Financial Information” table at the end of this press release and should be read in conjunction with the Company’s financial statements presented in accordance with GAAP.

1  All referenced non-GAAP financial measures are defined in the tables at the end of this press release.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(dollars and shares in millions, except per share data)

	Three Months Ended
	March 31,
	2020	2019
Net sales	$1,862.0	$1,958.5

Cost of sales	1,302.2	1,330.7

Gross profit	559.8	627.8

Acquisition-related expenses	—	16.5

Selling, general and administrative expenses	242.9	235.1

Operating income	316.9	376.2

Interest expense	(28.8)	(29.7)
Other income, net	1.1	3.0

Income before income taxes	289.2	349.5

Provision for income taxes (1)	(46.0)	(79.6)

Net income	243.2	269.9
Less: Net income attributable to noncontrolling interests	(1.1)	(2.4)

Net income attributable to Amphenol Corporation	$242.1	$267.5

Net income per common share - Basic	$0.81	$0.90

Weighted average common shares outstanding - Basic	297.4	298.1

Net income per common share - Diluted (2)	$0.79	$0.87

Weighted average common shares outstanding - Diluted	306.5	308.6

Note 1   Provision for income taxes for the three months ended March 31, 2020 and 2019 includes excess tax benefits related to stock-based compensation of $5.0 million ($0.02 per share) and $6.8 million ($0.02 per share), respectively.  Provision for income taxes for the three months ended March 31, 2020 also includes a discrete tax benefit of $19.9 million ($0.06 per share) related to the settlements of refund claims in certain non-U.S. jurisdictions and the resulting adjustments to deferred taxes.

Note 2   Net income per share for the three months ended March 31, 2020 includes (i) the discrete tax benefit and (ii) excess tax benefits related to stock-based compensation, each discussed in Note 1.  Net income per share for the three months ended March 31, 2019 includes acquisition-related expenses of $16.5 million ($13.2 million after-tax or $0.04 per share) comprising the amortization of $12.5 million related to the value associated with acquired backlog from the SSI acquisition, as well as external transaction costs of $4.0 million, partially offset by the excess tax benefits related to stock-based compensation discussed in Note 1.

Excluding these effects, Adjusted Diluted EPS, a non-GAAP financial measure which is defined and reconciled to its most comparable GAAP financial measure in this press release, was $0.71 and $0.89 for the three months ended March 31, 2020 and 2019, respectively.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in millions)

	March 31,	December 31,
	2020	2019
ASSETS

Current Assets:
Cash and cash equivalents	$2,372.3	$891.2
Short-term investments	11.3	17.4
Total cash, cash equivalents and short-term investments	2,383.6	908.6
Accounts receivable, less allowance for doubtful accounts of $38.8 and $33.6, respectively	1,540.5	1,736.4
Inventories	1,325.0	1,310.1
Prepaid expenses and other current assets	268.4	256.1

Total current assets	5,517.5	4,211.2

Property, plant and equipment, less accumulated depreciation of $1,517.7 and $1,487.2, respectively	982.4	999.0
Goodwill	4,846.2	4,867.1
Other intangible assets, net	428.2	442.0
Other long-term assets	303.4	296.2

	$12,077.7	$10,815.5

LIABILITIES & EQUITY

Current Liabilities:
Accounts payable	$817.2	$866.8
Accrued salaries, wages and employee benefits	160.3	171.8
Accrued income taxes	119.4	127.9
Accrued dividends	74.0	74.4
Other accrued expenses	498.4	488.5
Current portion of long-term debt	500.9	403.3

Total current liabilities	2,170.2	2,132.7

Long-term debt, less current portion	4,591.5	3,203.4
Accrued pension and postretirement benefit obligations	187.9	198.8
Deferred income taxes	271.4	260.4
Other long-term liabilities	411.0	424.0

Equity:
Common stock	0.3	0.3
Additional paid-in capital	1,720.6	1,683.3
Retained earnings	3,248.5	3,348.4
Treasury stock, at cost	(58.5)	(70.8)
Accumulated other comprehensive loss	(525.1)	(430.9)

Total shareholders’ equity attributable to Amphenol Corporation	4,385.8	4,530.3

Noncontrolling interests	59.9	65.9

Total equity	4,445.7	4,596.2

	$12,077.7	$10,815.5

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

(dollars in millions)

	Three Months Ended
	March 31,
	2020	2019
Cash from operating activities:
Net income	$243.2	$269.9
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	72.1	85.6
Stock-based compensation expense	15.4	14.4
Deferred income tax provision (benefit)	13.4	(0.7)
Net change in components of working capital	43.8	(22.7)
Net change in other long-term assets and liabilities	(3.6)	(2.9)

Net cash provided by operating activities	384.3	343.6

Cash from investing activities:
Capital expenditures	(60.8)	(74.5)
Proceeds from disposals of property, plant and equipment	1.2	4.3
Purchases of short-term investments	(12.0)	(23.1)
Sales and maturities of short-term investments	17.7	17.5
Acquisitions, net of cash acquired	(16.5)	(399.3)

Net cash used in investing activities	(70.4)	(475.1)

Cash from financing activities:
Proceeds from issuance of senior notes	399.3	499.5
Repayments of senior notes and other long-term debt	(0.3)	(757.2)
Borrowings under credit facilities	1,567.4	—
Repayments under credit facilities	(215.0)	—
(Repayments) borrowings under commercial paper programs, net	(250.4)	267.4
Payment of costs related to debt financing	(3.9)	(6.9)
Proceeds from exercise of stock options	30.0	47.5
Distributions to and purchases of noncontrolling interests	(8.1)	(3.2)
Purchase of treasury stock	(257.2)	(160.0)
Dividend payments	(74.4)	(68.7)

Net cash provided by (used in) financing activities	1,187.4	(181.6)

Effect of exchange rate changes on cash and cash equivalents	(20.2)	3.5

Net change in cash and cash equivalents	1,481.1	(309.6)

Cash and cash equivalents balance, beginning of period	891.2	1,279.3

Cash and cash equivalents balance, end of period	$2,372.3	$969.7

Cash paid for:
Interest	$22.0	$31.6
Income taxes, net	64.2	104.0

AMPHENOL CORPORATION

SEGMENT INFORMATION

(Unaudited)

(dollars in millions)

	Three Months Ended
	March 31,
	2020	2019
Net sales:
Interconnect Products and Assemblies	$1,779.0	$1,862.7
Cable Products and Solutions	83.0	95.8
Consolidated Net sales	$1,862.0	$1,958.5

Operating income:
Interconnect Products and Assemblies	$339.8	$410.0
Cable Products and Solutions	6.3	10.5
Stock-based compensation expense	(15.4)	(14.4)
Acquisition-related expenses	—	(16.5)
Other operating expenses	(13.8)	(13.4)
Consolidated Operating income	$316.9	$376.2

Operating margin (%):
Interconnect Products and Assemblies	19.1%	22.0%
Cable Products and Solutions	7.6%	10.9%
Stock-based compensation expense	-0.8%	-0.7%
Acquisition-related expenses	0.0%	-0.9%
Other operating expenses	-0.7%	-0.7%
Consolidated Operating margin (%)	17.0%	19.2%

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined below as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures.  Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results.  The following non-GAAP financial measures exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented.  Items excluded in the presentation of these non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law.  The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation, as a substitute for or superior to the related U.S. GAAP financial measures.  In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items.  Such non-GAAP financial measures should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The following are reconciliations of non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures for the periods presented:

	Three Months Ended March 31,
	2020					2019
			Net Income					Net Income
			attributable	Effective				attributable	Effective
	Operating	Operating	to Amphenol	Tax	Diluted	Operating	Operating	to Amphenol	Tax	Diluted
	Income	Margin (1)	Corporation	Rate (1)	EPS	Income	Margin (1)	Corporation	Rate (1)	EPS
Reported (GAAP)	$316.9	17.0%	$242.1	15.9%	$0.79	$376.2	19.2%	$267.5	22.8%	$0.87
Acquisition-related expenses	-	-	-	-	-	16.5	0.9	13.2	(0.2)	0.04
Excess tax benefits related to stock-based compensation	-	-	(5.0)	1.7	(0.02)	-	-	(6.8)	1.9	(0.02)
Discrete tax item	-	-	(19.9)	6.9	(0.06)	-	-	-	-	-
Adjusted (non-GAAP) (2)	$316.9	17.0%	$217.2	24.5%	$0.71	$392.7	20.1%	$273.9	24.5%	$0.89

(1)

While the terms “operating margin” and “effective tax rate” are not considered U.S. GAAP financial measures, for purposes of this table, we derive the reported (GAAP) measures based on GAAP results, which serve as the basis for the reconciliation to their comparable non-GAAP financial measure.

(2)	The definitions of non-GAAP financial measures used are as follows:

Adjusted Operating Income is defined as Operating Income (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Operating Margin is defined as Adjusted Operating Income (as defined above) expressed as a percentage of Net sales (as reported in the Condensed Consolidated Statements of Income).

Adjusted Net Income attributable to Amphenol Corporation is defined as Net Income attributable to Amphenol Corporation (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Effective Tax Rate is defined as Provision for income taxes (as reported in the Condensed Consolidated Statements of Income) expressed as a percentage of Income before income taxes (as reported in the Condensed Consolidated Statements of Income), each excluding the income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Diluted EPS is defined as diluted earnings per share (as reported in accordance with U.S. GAAP), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.  Adjusted Diluted EPS is calculated as Adjusted Net Income attributable to Amphenol Corporation, as defined above, divided by the weighted average outstanding diluted shares (as reported in the Condensed Consolidated Statements of Income).